Exhibit 10.19

TETRA TECH, INC.

NOTICE OF GRANT OF STOCK OPTION

Tetra Tech, Inc. (the “Company”) grants to the Participant an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Shares”), set forth below (the “Option”) under its 2005 Equity Incentive Plan (the “Plan”).  The Option is subject to all of the terms and conditions set forth in this Notice and in the Stock Option Agreement attached as Exhibit A (the “Stock Option Agreement”) and in the Plan, which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:

Grant Date:

Total Number of Shares
Subject to the Option:

Exercise Price per Share:	$

Expiration Date:

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	25% on each anniversary of the Grant Date

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.

TETRA TECH, INC.

By:
Participant

EXHIBIT A

Stock Option Agreement

The Company has granted to Participant an option under the Company’s 2005 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the attached Stock Option Grant Notice (the “Grant Notice”).

ARTICLE 1

General

1.1                                 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2                                 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.

ARTICLE 2

Grant of Option

2.1                                 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2                                 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.

2.3                                 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to the Company and its Subsidiaries. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or its Subsidiaries and a Participant.

ARTICLE 3

Period of Exercisability

3.1                                 Commencement of Exercisability.

(a)                                  Subject to Section 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)                                 No portion of the Option that has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Committee or as set forth in a written agreement between the Company and Participant.

3.2                                 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

3.3                                 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                  The expiration of eight (8) years from the Grant Date;

(b)                                 The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability; or

(c)                                  The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability.

ARTICLE 4

Exercise of Option

4.1                                 Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2                                 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.

4.3                                 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:

(a)                                  An Exercise Notice electronically or in writing signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee. Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Committee);

(b)                                 The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

(c)                                  In the event the Option or portion thereof shall be exercised under Section 4.1 by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

4.4                                 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)                                  by cash, check or other cash equivalent approved by the Committee;

(b)                                 by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option.  Shares tendered or attested to in exchange for Shares issued under the plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be shares of Restricted Stock at the time they are tendered or attested to.  The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate.  For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable;

(c)                                  by a special sale and remittance procedure pursuant to which the Participant (or any other person exercising the Option) shall concurrently provide irrevocable written instructions (i) to a brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable taxes required to be withheld by the Company and (ii) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(d)                                 by using such other methods of payment that the Committee, at its discretion, deems appropriate from time to time.

4.5                                 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)                                  The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(b)                                 The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

(c)                                  The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

4.6                                 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.3 of the Plan.

ARTICLE 5

Other Provisions

5.1                                 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

5.2                                 Option Not Transferable.

(a)                                  Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.

(b)                                 Notwithstanding any other provision in this Agreement, with the consent of the Committee, the Option may be transferred to one or more members of the Participant’s immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members (each a “Permitted Transferee”), provided that the Permitted Transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and this Option Agreement.

(c)                                  Unless transferred to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Participant, only the Participant may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Committee may require, a Permitted Transferee may exercise the Option or any portion thereof during Participant’s lifetime. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.3                                 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at 3475 E. Foothill Boulevard, Pasadena, California 91107; and any notice to be given to Participant shall be addressed to Participant at the address set forth in the Company’s records. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party.

5.4                                 Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

5.5                                 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant or such other person as may be permitted to exercise the Option pursuant to Section 4.1 and by a duly authorized representative of the Company.

5.6                                 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Participant and Participant’s heirs, executors, successors and assigns.

5.7                                 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.8                                 Entire Agreement. The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

EXHIBIT B

Form of Exercise Notice

Effective as of today,                          , 200  , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase the number of shares of common stock specified below (the “Shares”) of Tetra Tech, Inc., a Delaware corporation (the “Company”), under the 2005 Equity Incentive Plan (the “Plan”) and the related Stock Option Grant Notice and Stock Option Agreement (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:

Total Exercise Price:

Certificate to be issued in name of:

Payment delivered:	$
(representing the full exercise price for
the Shares and any applicable withholding tax)

Form of Payment:
(Please Specify)

Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

Participant	Tetra Tech, Inc.

Accepted: